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                                                                    EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Universal Standard Healthcare, Inc.
26500 Northwestern Highway, Suite 400
Southfield, Michigan 48076

We hereby consent to the incorporation by reference in Universal Standard Healthcare Inc.'s Registration Statements on Form S-8 and on Form S-3 of our report dated February 20, 1998, except for Note 7 which is as of March 12, 1998, relating to the consolidated financial statements and schedule of Universal Standard Healthcare, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.




                                                       BDO SEIDMAN, LLP


Troy, Michigan
March 27, 1998